UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2009

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On February 5, 2009, Domtar Corporation issued a news release reporting earnings for the fourth quarter of 2008 and announced that they will be holding a webcast and a conference call to present its fourth quarter 2008 financial results on Thursday, February 5, at 10:00 a.m., (ET). A copy of the news release is being furnished as Exhibit 99.1 to this Form 8-K.

ITEM 2.05 Costs Associated With Exit or Disposal Activities

On February 5, 2009, Domtar Corporation announced that it will permanently shut down one paper machine at its Plymouth, North Carolina pulp and paper mill. Domtar is shutting down this paper machine in order to balance its production capacity with the demand from its customers in light of the continued decline of fine papers orders caused in part by continued adverse economic conditions. This decision will result in the permanent curtailment of Domtar’s annual paper production capacity by approximately 293,000 short tons of uncoated freesheet paper and will affect approximately 185 employees. This measure is expected to be in place by the end of February 2009.

Plymouth mill will continue to operate two pulp lines, one pulp dryer as well as one paper machine, with an annual paper production capacity of 199,000 short tons.

Costs in connection with this shut down are expected to be incurred in the first quarter of 2009. This will result in pre-tax earnings charges of approximately $51 million, of which an estimated $41 million is non cash charges relating to the write-off of the carrying amounts of the paper machine to be shut down. Of the pre-tax cash charges, $9 million relates to severance and employee benefits and $1 million to other items.

As a result of the decision in the first quarter of 2009 to change the nature and use of the Plymouth pulp and paper mill, the carrying amount of the remaining assets of the Plymouth mill is currently being tested for impairment and may result in a write-down during the first quarter of 2009. The carrying amount of such assets was approximately $350 million at December 31, 2008.

Closure and restructuring costs are based on management’s best estimate. Although the Company does not anticipate significant changes, actual costs may differ from these estimates due to subsequent developments such as the results of new environmental studies as well as other business developments. As such, additional costs, further write-downs and impairment charges may be required in future periods.

A copy of the news release is being furnished as Exhibit 99.2 to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibits 99.1:    News release of Domtar Corporation, dated February 5, 2009.

Exhibits 99.2:    News release of Domtar Corporation, dated February 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
Name:	Razvan L. Theodoru
Title:	Vice-President and Secretary

Date: February 5, 2009

Exhibit Index

Exhibit No.	Exhibit
99.1	News Release of Domtar Corporation, dated February 5, 2009.

99.2	News Release of Domtar Corporation, dated February 5, 2009.

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